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MIDSOUTH BANCORP, INC. AND SUBSIDIARY                                                              EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE  (Unaudited)                                                     Page 18
For the Three and Six Months Periods Ended June 30, 1996 and 1995

                                            Second Quarter     Second Quarter     Year to Date         Year to Date
                                               June 30,           June 30,           June 30,             June 30,
PRIMARY                                          1996               1995               1996                 1995
                                             _____________     _____________      _____________        _____________
Earnings:
    Income applicable to common stock          $297,280           $299,348           $545,807             $597,433
                                            ================    =============      ============        ==============

Shares:
    Weighted average number of
      common shares outstanding                 987,660            957,557            980,188              956,457
                                            ================    =============      ============        ==============

Earnings per common share:
    Income applicable to common stock             $0.30              $0.31              $0.56                $0.62
                                            ================    =============      ============        ==============

Weighted average number of
    common shares outstanding                   987,660            957,557            980,188              956,457

    Assuming exercise of options, reduced by
      the number of shares which could have
      been purchased with the proceeds from
      exercise of such options at the average
       issue price or period end price            7,314              4,480              7,402                4,834
                                            _______________     _____________      ____________        _____________


    Weighted average number of common
      shares outstanding, as adjusted           994,974            962,037            987,590              961,291
                                            ================    =============      ============        ==============

Primary earnings per common share                 $0.30              $0.31              $0.55                $0.62
                                            ================    =============      ============        ==============


FULLY DILUTED

Earnings:
    Net income                                 $336,413           $299,348           $624,660             $597,433
                                            ================    =============      ============        ==============

Weighted average number of
    common shares outstanding                   987,660            957,557            980,188              956,457

    Assuming exercise of options, reduced by
      the number of shares which could have
      been purchased with the proceeds from
      exercise of such options at the higher of
      the average issue price or period en        7,534              5,308              7,499                5,308

    Assuming conversion of 179,756 shares of
      preferred stock at a conversion rate of
      1 to 1.3333 shares                        239,669                  -            239,669                    -
                                            _______________     _____________      ____________        _____________

    Weighted average number of common
      shares outstanding, as adjusted         1,234,863            962,865          1,227,356              961,765
                                            ================    =============      ============        ==============


Fully diluted earnings per common share           $0.27              $0.31              $0.51                $0.62
                                            ================    =============      ============        ==============

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